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                                                                   Exhibit 10.70



                                December 6, 1996

VIA FACSIMILE AND U.S. MAIL
Arnold R. Hedeen
Chism Jacobson & Johnson
1420 Fifth Avenue, Suite 3510
Seattle, WA  98101-4013

RE: RIDE, INC./STRAIGHT LINE WATER SPORTS, INC.

Dear Arnie:

The following sets forth the terms of the understanding resolving the issues in dispute in connection with that certain Exclusive OEM Agreement ("Agreement"), dated as of July 26, 1995, by and between Ride Snowboard Company ("Ride") and Straight Liner Water Sports, Inc. ("Straight Line").

         1. Board Number. Straight Line shall manufacture, and Ride shall purchase, a total of 6,000 snowboards (collectively, "Boards") comprised as follows: (a) 1,500 compact snowboards for which Straight Line currently maintains top sheets in inventory; (b) 180 Grade B snowboards currently completed and awaiting delivery; (c) balance as may be determined by Ride in consultation with Straight Line. The number of Grade B and Grade C Boards that Ride shall be obligated to accept hereunder shall not collectively exceed 10% of the total.

         2. Delivery. The delivery schedule for the Boards shall be as reasonably requested by Ride, commencing on or after January 1, 1997. All other terms of delivery shall be as described in the Agreement.

         3. Payment. Ride shall pay Straight Line the current account receivable balance of $180,079.07, without warranty holdback, on or before December 15, 1996. No interest shall be due on this sum provided payment is timely made as described herein. Payment terms for the Boards shall be as described in the Agreement.

         4. Warranty. Straight Line shall warrant the Boards on a one-for-one basis in conformance with Straight Line's standard board warranty. Straight Line and Ride shall each appoint a technical representative to review and approve or reject each warranty claim. In the event the parties' warranty representatives disagree as to the warranty coverage of a particular claim, such representatives shall reasonably agree on a neutral third party of sufficient knowledge to make a binding determination. The warranty obligation of Straight Line set forth herein shall apply to and be binding upon any third party that may by assignment, purchase, merger or other form of transfer retain title or interest in and to all or substantially all of Straight Line's assets while Straight Line's warranty obligation remains in effect, and Straight Line shall cause such successor third party to execute such instruments as Ride may reasonably request acknowledging and agreeing to such warranty obligation.

         5. Scheduling. Ride acknowledges Straight Line's desire to manufacture the Boards in period of 12-weeks without interruption. Straight Line acknowledges that some or all of the Boards shall bear graphics for the 1997-1998 season, which graphics are currently in the process of completion. Ride shall make every good faith effort to complete and submit the graphics to Straight Line in a manner that will not cause material interruption in Straight Line's manufacturing process; provided, that a brief interruption in
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such process shall not be deemed material provided Ride is diligently and in good faith proceeding with the completion and delivery of said graphics.

         6. Molds. Promptly upon completion of the Boards, Straight Line shall transfer the Board molds, designs, specifications and related tooling, if any, to Ride in whole and complete condition, normal wear and tear excepted.

         7. Good Faith. Straight Line and Ride each shall work with the other in good faith to insure the terms, purpose and intent of the parties' as described in this Letter Agreement are achieved.

         9. Release. Upon final payment for the Boards and delivery of the Molds as described herein, each party shall be released from their respective obligations and liabilities arising under the Agreement and this Letter Agreement, provided such release shall not apply to Straight Line's warranty obligation or such other obligations of the parties as may arise in connection with the use of the Boards by third parties. The parties shall execute a form of Release memorializing the terms of such release, provided the release described herein shall be sufficient, effective and enforceable in any court of competent jurisdiction in the event such form of Release is not so executed.

         10. Integration. Except as modified herein, the terms and conditions of the Agreement shall remain in full force and effect.

Should the foregoing conform to your understanding of the parties' agreement, kindly sign the subjoined Acknowledgment where indicated and return a duplicate original form of this Letter Agreement to me in the enclosed self-addressed envelope. Thank you.

                                        Yours very truly,

                                        /s/ David H. Davis

                                        David H. Davis
                                        General Counsel

DHD/ss
enclosure
cc:      Bruce Manke
         Jason Kaznits
         John O'Connor


ACKNOWLEDGED, UNDERSTOOD AND AGREED TO:

STRAIGHT LINE WASTER SPORTS, INC.



By    /s/ Michael P. Gai
  ------------------------------------
Its   CEO
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Date  12/9/96
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